Exhibit 99.1



                                  PRESS RELEASE
                                  -------------

               FREQUENCY ELECTRONICS ACQUIRES INTEREST IN PRODUCER
                        OF ADVANCED RF MICROWAVE DEVICES
                        --------------------------------

MITCHEL FIELD, N.Y., January 3, 2007 (PrimeNewswire) -- Frequency Electronics, Inc. (NASDAQ: FEIM), has acquired an approximate 20% interest in Elcom Technologies, Inc., a privately-held company located in Rockleigh, New Jersey. Elcom designs and manufactures high switching speed, low phase noise microwave synthesizers, up-down converters, receivers, ceramic resonant oscillators and dielectric resonant oscillators up to 40 GHz. These instruments and components are critical for communication, surveillance, signal intelligence, automatic testing, satellite ground stations and satellite payloads.

Frequency and Elcom entered into a mutual business and facilities support agreement and Frequency obtained an exclusive license to use Elcom's technology in space-borne applications. Frequency received preferred stock, a convertible note and 10-year warrant to purchase additional stock in exchange for an undisclosed amount of cash and shares of Frequency common stock. Cadwalader, Wickersham & Taft LLP advised Frequency on the transaction.

Commenting on this transaction, Martin Bloch, President and CEO, said: "We are very pleased to establish this strategic and mutually beneficial relationship with the team at Elcom. We have acquired a significant ownership participation in a company with excellent technology and prospects for growth. In addition, Elcom provides FEI with added technology and resources to design and build microwave frequency generators, up-down converters and synthesizers for our expanding space business. Our agreement facilitates Elcom, in conjunction with FEI, to pursue larger programs where the capabilities of both companies are critical for best performance and affordability. The combined companies will pursue systems requiring low phase noise, excellent short-term stability, fast switching speed, low g-sensitivity, small size and low power in airborne and other severe mobile environments."

About Frequency Electronics
---------------------------

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency control and synchronization products for space and terrestrial applications. FEI's products are used in commercial, government and military systems, including satellite payloads, missiles, UAVs, aircraft, GPS, secure radios, SCADA, energy exploration and wireline and wireless communication networks. FEI has received over 60 awards of excellence for achievements in providing high performance electronic assemblies for over 120 space programs. The Company invests significant resources in research and development and strategic acquisitions world-wide to expand its capabilities and markets. Subsidiaries and Affiliates: Gillam-FEI provides expertise in wireline network synchronization and SCADA; FEI-Zyfer provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications; FEI-Asia provides cost effective manufacturing and distribution capabilities in a high growth market. FEI's Morion affiliate supplies high-quality, cost effective quartz oscillators and components. Elcom Technologies provides added resources for state-of-the-art RF microwave products. Additional information is available on FEI's website: www.frequencyelectronics.com

About Elcom Technologies, Inc.
------------------------------

Elcom Technologies, Inc., established in 1995 and located in Rockleigh, NJ, is an innovative company which designs, manufactures and markets high-performance broadband RF modules and sub-systems for the military, aerospace and commercial markets. Its products are used in communications, test and measurement, satellite telecommunications (SATCOM), radar, electronic warfare and signal intelligence (SIGINT) and are deployed in the aerospace/defense and Homeland Security arenas and in satellite payloads. Elcom products include fast switching synthesizers, RF sources, up-down converters and receivers. Products cover the frequency range of 100 KHz to 40 GHz. Additional information is available on Elcom's website: www.elcom-tech.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The Statements in this press release regarding the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact information: Alan Miller, CFO, or General Joseph P. Franklin, Chairman:

TELEPHONE:   (516) 794-4500   WEBSITE:   www.frequencyelectronics.com